SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 4, 1998

ADEN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)


         California			00-18140		87-0447215
(State or other jurisdiction of	(Commission		(I.R.S. Employer
incorporation or organization)	File No.)		 Identification No.)


13314 I Street, Omaha, Nebraska		68137
(Address of principal executive offices)	        (Zip Code)


(402) 334-5556)
(Registrants telephone number, including area code)

Item 5.	Other Information

On September 4, 1998, the Registrant announced that it has entered into a Rescission Agreement by and between SellectSoft L.L.C., an Arizona Limited Liability Company. In connection with the Agreement, 10 million shares of the Registrant's common stock were returned and cancelled. Rescission of SellectSoft Marketing Exclusivity Agreement was executed and dated February 12, 1999. See attachment A.

On February 25, 1999, the Registrant announced that it has entered into a Rescission Agreement by and between Synergy Media, Inc., and Government Payment Services,
Inc. In connection with the Agreement, the Registrant is not required to issue 5 million shares of its common stock as previously agreed. See attachment B.

Registrant is not profitable at the present time and does not expect to be in the near future. Registrant has limited financial resources and there can be no assurance it will raise sufficient capital to fund its operations or fulfill the Agreement. Registrant has a significant amount of debt that is currently in default and it is a party in certain litigation. In exchange for certain consideration, a shareholder entered into an agreement previously to assume all of its debt and indemnify the Registrant for all known litigation.

After the above rescission agreements and issuance of shares in accordance with previous agreements, there are currently 100 million shares of common stock outstanding and approximately 20 million warrants to purchase common stock at prices ranging from $.01 per share to $.25 per share. In addition to the shares of common stock and warrants outstanding, the Company is required to issue an additional 2,100,000 shares in conjunction with previous agreements.

Certain information above contains forward-looking statements that may involve risk and uncertainties. Registrant believes that its expectations are based on reasonable assumptions. However, no assurances can be given that its goals will be achieved. Factors that could cause actual results to differ materially include, but are not limited to, changes in federal, state and local regulations, new product introductions by competitors and changes in technology.






Attachment A:

RESCESSION OF SELLECTSOFT
MARKETING EXCLUSIVITY AGREEMENT



	Effective September 4, 1998, the undersigned ADEN
ENTERPRISES, INC., a Delaware Corporation (ADEN) and
SellectSoft L.L.C., an Arizona Limited Liability Company
(SellectSoft), hereby agree as follows:

	WHEREAS the parties executed a certain agreement entitled "SellectSoft Marketing Exclusivity Agreement" (the "Agreement") originally dated September 4, 1998, which pertained to certain marketing rights to a patented process, all as set forth in the Agreement, a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by this reference; and

	WHEREAS certain of the conditions of said Agreement were never fulfilled and the parties now recognize that various significant matters existed for which understandings were never reached; and

	WHEREAS the parties, in recognition of the foregoing wish to declare the Agreement as rescinded and null and void and of no force and effect;

	NOW, THEREFORE, the parties hereby agree that the Agreement is hereby rescinded, canceled and declared void and of no force and effect and neither party has any obligation or duty to the other and all obligations set forth in said Agreement are deemed released. To the extent either party received any property or value from the other pursuant to said agreement, the same shall be returned as part of this rescission. Each party warrants and represents that it has the sole and lawful authority to enter into this Rescission
Agreement.

					SIGNED this 12th day of
February, 1999.

					SELLECTSOFT L.L.C.

					By: /s/ Scott Christensen,
Manager

					ADEN ENTERPRISES, INC.

					By:  /s/ Michael S. Luther
						Chief Executive Officer


Attachment B:

RESCISSION AGREEMENT

This Agreement is made as of this 25th day of February, 1999, by and between ADEN Enterprises, Inc., ("Aden"), Synergy Media,
Inc. ("Synergy"), and Government Payment Service, Inc. ("GPS").

WHEREAS, Aden, Synergy and GPS entered into a Memorandum of Agreement dated as of January 13, 1999 (the
"MOA") wherein Aden was to acquire the outstanding capital stock of GPS from Synergy (a copy of which is attached hereto as Exhibit A);

WHEREAS, the MOA was a non-binding agreement in principle, contingent upon a number of matters and ancillary agreements;

WHEREAS, the parties hereto acknowledge the impossibility of performance of the MOA and the failure of a number of conditions contained in the MOA; and

WHEREAS, the parties hereto agree that the MOA is cancelled and the transactions described therein are no longer in the best interests of all parties;

NOW, THEREFORE, in consideration of the mutual covenants and contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties below hereby agree as follows:

1. Termination and Rescission of MOA.   The
Memorandum of Agreement dated as of January 13, 1999, by and between the signatories hereto is hereby cancelled, terminated and rescinded in full.
2. The parties hereto hereby agree to hold each other harmless and to indemnify the others with regard to any liabilities, claims or actions arising out of the now rescinded MOA.
3. Each party hereto has taken appropriate action to duly authorize and execute this Agreement, and represents to the others its lawful capacity to enter into this Agreement.
4. This agreement shall be governed by the laws of Delaware.


AGREED TO AS WITNESSETH THE HANDS SET FORTH
BELOW:

/s/_____________________________________
Michael S. Luther, Pres. Aden Enterprises, Inc.

/s/_____________________________________
Dale W. Conrad, Pres. Synergy Media, Inc.

/s/____________________________________
Dale W. Conrad, Pres. Government Payment Service, Inc.




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